Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-155310) and S-8 (Nos. 333-129873, 333-108095, 333-189508, 333-155376 and 333-213049) of American States Water Company of our report dated March 1, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 1, 2023